                                                                     Exhibit 4.1
                                                                     -----------

[Front of Unit Certificate]

Unit No. U                                                Number of Units:
                                                          ---------------
                                                          CUSIP 883624207


                             THERMOLASE CORPORATION
              Incorporated under the Laws of the State of Delaware

                       Units, each consisting of one share
                         of Common Stock, $.01 per value
                       per share, and one Redemption Right


This certifies that__________is the owner of that number of Units of ThermoLase Corporation as described above, each Unit consisting of one share of Common Stock, $.01 par value per share, and one Redemption Right, transferable only on the books of the Corporation by the holder hereof (the "Holder") in person or by attorney upon surrender of this Certificate properly endorsed. The Holder has the right, during the period commencing on ____________, 2001 and ending at 5:00 p.m., New York City time, on __________, 2001 (the "Redemption Period"), to require ThermoLase Corporation (the "Corporation") to redeem any or all of the shares (the "Shares") of the common stock, $0.01 par value per share (the "Common Stock"), of the Corporation evidenced by this Certificate, as is equal to the number of Units set forth in the box in the upper right-hand corner of this Certificate, in accordance with the terms set forth in this Certificate. Each right represented by this Certificate to require the redemption of one such Share is sometimes hereinafter referred to as a "Right" and the aggregate of such rights represented by this Certificate to require the redemption of one such Share is sometimes hereinafter referred to as the "Rights." The aggregate of all rights substantially identical to these Rights that are outstanding from time to time, including these Rights, are sometimes hereinafter referred to as the "Redemption Rights."

     A. Exercise. During the Redemption Period, the Holder may exercise all or any portion of his right to require the Corporation to redeem the Shares as provided herein. Notwithstanding anything to the contrary, (1) any such redemption and the procedures relating to the redemption and offer of redemption set forth herein (the "Redemption") shall be conducted in compliance with all applicable laws, including all federal securities laws, and (2) the obligation of the Corporation to



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redeem shares is contingent upon compliance with Delaware General Corporation
Law Section 160 and if at any time the Corporation's capital is impaired or the Redemption of the Shares would cause any impairment of the Corporation's capital, or if the Corporation is otherwise prohibited by law from redeeming the Shares, the Redemption will occur to the extent permissible and, to the extent permitted, as soon as possible after such legal prohibition or impediment is no longer applicable.

     B. Consideration to be Received. Upon the valid exercise of these Rights, in whole or in part, the Holder shall be entitled to receive from the Corporation, upon surrender to the Corporation of this Certificate as provided below $20.25 per Share redeemed, adjusted as provided herein (the "Redemption Price").

     C. Notice to Shareholders. The Corporation shall cause to be published in the Wall Street Journal, and shall mail to the registered holders of the Units (the "Holders") at their registered addresses, not less than 30 nor more than 45 days prior to the commencement of the Redemption Period, a notice (the "Notice"). Such Notice shall state the number of Redemption Rights outstanding that are eligible for exercise on the date of such Notice, the address of the Corporation or its agent at which Holders may surrender their Shares for Redemption and any other procedures determined by the Board of Directors for exercise of the Redemption Rights in accordance with the terms of this Certificate and the other certificates for Redemption Rights.

     D. Exercise of Redemption Rights. (1) The Holder may exercise his rights to have the Corporation redeem Shares upon surrender to the Corporation or its agent (as specified in the Notice) during the Redemption Period at the Corporation's office or the office of its agent (at the address specified in the Notice) of this Certificate with the form on the reverse hereof indicating the number of Shares being tendered for Redemption completed and duly signed and duly endorsed in blank. The Holder of this Certificate may require the Corporation to redeem up to the number of Shares equal to the number of Units set forth above. The Holder will be entitled to revoke an election to redeem so long as written notice of revocation is received by the Corporation or its agent, as specified in the Notice, before expiration of the Redemption Period. The Corporation or its agent will hold this Certificate in trust for the Holder until payment shall have been made in accordance with Section E hereof.

          (2) In the event that the Holder exercises fewer Redemption Rights than are represented by this Certificate, each of the Units as to which the Redemption Rights are not so exercised shall become, and shall trade as, one share of Common Stock of the Corporation, and the Corporation or the transfer agent for the Corporation's Common Stock shall issue a new certificate or certificates of Common Stock for the balance of the number of Units not redeemed by the Corporation.


                                       -2-

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     E. Manner of Payment. The Corporation shall within five business days after the end of the Redemption Period pay, or cause payment to be made, in the form of a check mailed to the redeeming Holder, for the Shares that have been redeemed.

     F. Adjustment of Amounts. In the event of the occurrence prior to the expiration of the Redemption Rights of a merger or consolidation of the Corporation with or into another entity (other than a merger in which the Corporation is the surviving entity) or the sale of all or substantially all of the assets of the Corporation, the Holder shall have the right either (i) to receive the consideration per share as is payable in such transaction to the holders of Common Stock on account of their ownership thereof; or (ii) to elect to receive the Redemption Price in cash at the end of the Redemption Period. Upon electing the provisions of clause (ii), the Holder shall, from and after the date of the transaction to which such election relates, have the status of a creditor of the Corporation and all of the Holder's rights shall cease with respect to the Units. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Corporation, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Corporation, or (ii) additional shares or new or different shares or other securities of the Corporation or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in the Redemption Rights to preserve as nearly as possible, as determined by the Corporation the economic benefits of the Redemption Rights for the Holders.

     G. Expiration of Redemption Rights. The Redemption Rights will expire and become worthless if, after the date hereof, the closing price of the Common Stock is at least $26.00 for 20 of any 30 consecutive trading days. In the event of the expiration of the Redemption Rights, each Unit will automatically become, and will trade as, one share of Common Stock.

     H. Interest. In the event that the Redemption is deferred as provided in Section A hereof, the Redemption Price will continue to compound annually at an annual rate equal to the Base Rate of Bank Boston and the amounts payable to the Holder will be calculated on the basis of such adjusted Redemption Price.

     I. Definition. As used herein, the term "business day" shall mean any day on which the American Stock Exchange is open for trading.

     J. Amendments. The Redemption Rights and this Unit Certificate may not be amended in any manner that dilutes or impairs the rights of the Holders without the consent of the holders of a majority of the then outstanding Units (which need not include the Holder) other than Thermo Electron Corporation and its subsidiaries;

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provided, however, that no other amendment, including any amendment in accordance with Section F above, shall require any such consent.

     K. Exchange of Certificates. This Certificate may be exchanged at the office of the Corporation upon its surrender, duly endorsed either separately or in combination with one or more other Certificates for one or more new Certificates evidencing the same aggregate number of Units evidenced by the Certificate or Certificates exchanged.

     L. Other Provisions. The Holder hereof may be treated by the Corporation and all other persons dealing with this Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the Rights represented hereby or to the transfer on the books of the Corporation any notice to the contrary notwithstanding, and until such transfer on such books, the Corporation may treat the Holder hereof as the owner for all purposes.

     By accepting this Certificate the Holder hereby consents to its terms.

     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:  ____________



/s/ Sandra L. Lambert                                  /s/ John C. Hansen
---------------------                                  ------------------
Secretary                       [Seal]                 President and Chief
                                                       Executive Officer


Countersigned and Registered:

         AMERICAN STOCK TRANSFER & TRUST COMPANY
                      (NEW YORK, NY)

By:  __________________________________________             Transfer Agent
                Authorized Signature                        and Registrar

[Back of Unit Certificate]


GUARANTEE OF THERMO ELECTRON CORPORATION

     1. FOR VALUE RECEIVED, Thermo Electron Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Guarantor"), hereby unconditionally guarantees to the holder of the Rights represented by the Certificate upon which this Guarantee is endorsed (the "Holder") the due and punctual payment of any amounts due from ThermoLase Corporation ("ThermoLase") to the Holder pursuant to ThermoLase's obligation to redeem shares of its outstanding Common Stock during the Redemption Period, as that term is defined on the face of this Certificate, in case of the failure of ThermoLase to make any such payment punctually when and as the same shall become due and payable.

     2. The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of ThermoLase's redemption obligations and shall be applicable without regard to the provisions of Section 160 of the Delaware General Corporation Law (with respect to the impairment of the capital of ThermoLase) or other legal prohibition or impediment and irrespective of the absence of any action to enforce the same, any waiver or consent by the Holder, the recovery of any judgment against ThermoLase or any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of ThermoLase, any right to require a proceeding first against ThermoLase, protest or notice with respect to redemption of ThermoLase's Common Stock as provided in this Certificate relating to redemption of ThermoLase's Common Stock and of this Guarantee.

     3. (a) Prior to satisfaction in full of the aforesaid redemption obligations and this Guarantee, the Guarantor will not merge or consolidate with, or sell or convey all or substantially all of its assets to, any other corporation or entity, unless (i) either (A) the Guarantor shall be the surviving corporation in the case of a merger or (B) the surviving, resulting or transferee corporation or entity shall expressly assume the due and punctual performance of all of the covenants and obligations of the Guarantor under this Guarantee and (ii) the Guarantor or such successor corporation, as the case may be, shall not, immediately after such merger, consolidation, sale or conveyance, be in default in the performance of any covenants or obligations of the Guarantor under this Guarantee.

          (b) Upon any merger, consolidation, sale, conveyance or assumption as provided in Section 3(a), the successor or assuming corporation shall succeed to and be substituted for, and may exercise every right and power of and be subject to

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all the obligations of, the Guarantor under this Guarantee with the same effect as if such successor or assuming corporation had been named as the guarantor therein and herein and the Guarantor shall be released from its liability as obligor under this Guarantee.

     4. (a) The Guarantor, for itself, its successors and assigns, covenants and agrees, and each Holder by his acceptance of the Units likewise covenants and agrees, that all obligations of the Guarantor relating to payment of any amounts due for the redemption of ThermoLase's Common Stock pursuant to the terms set forth in this Certificate are hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Indebtedness of the Guarantor.

     "Senior Indebtedness" shall mean the principal of, premium, if any, and interest and other amounts due on or with respect to the following, whether outstanding at the date hereof or thereafter incurred or created:

               (i) indebtedness of the Guarantor for money borrowed by the Guarantor (including, without limitation, purchase money obligations), whether or not evidenced by debentures, bonds, notes or other corporate debt securities or similar instruments issued by the Guarantor (including the principal of, premium, if any, and interest on the Guarantor's 5% Senior Convertible Debentures due 2001); provided, however, that Senior Indebtedness shall not include (A) the Guarantor's obligations with respect to its outstanding 4 1/4% Convertible Subordinated Debentures due 2003, which rank pari passu with the obligations represented by this Guarantee in right of payment, (B) the Guarantor's subordinated guarantees of the principal, premium, if any, and interest on the Non-Interest Bearing Convertible Subordinated Debentures due 2003 issued by Thermedics Inc., the Non-Interest Bearing Convertible Subordinated Debentures due 2001 issued by Thermo Ecotek Corporation, the 6 1/2% Convertible Subordinated Debentures due 1997 and the 4 5/8% Convertible Subordinated Debentures due 2003 issued by Thermo TerraTech Inc., the Non-Interest Bearing Convertible Subordinated Debentures due 1997 issued by Thermo Cardiosystems Inc., the 3 3/4% Convertible Subordinated Debentures due 2000 issued by Thermo Voltek Corp., the 4 7/8% Convertible Subordinated Debentures due 2000 issued by Thermo Remediation Inc., the 5% Convertible Subordinated Debentures due 2000 issued by ThermoQuest Corporation or the 5% Convertible Subordinated Debentures due 2000 issued by Thermo Optek Corporation, which rank pari passu with the obligations represented by this Guarantee in right of payment, or (C) the Guarantor's subordinated guarantees of the obligations to redeem the common stock of ThermoLyte Corporation and Thermo Fibergen Inc., which rank pari passu with the obligations represented by this Guarantee in right of payment;

               (ii) obligations to reimburse any bank or other person in respect of amounts paid under letters of credit;

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



               (iii) leases of real property, equipment or other assets, which leases are capitalized in the Guarantor's financial statements in accordance with generally accepted accounting principles;

               (iv) commitment, standby and other fees due and payable to financial institutions with respect to credit facilities available to the Guarantor;

               (v) obligations of the Guarantor under interest rate or currency swaps, floors, caps or other similar arrangements intended to hedge interest rates or currency exposure;

               (vi) indebtedness secured by any mortgage, pledge, lien or other encumbrance on property which is owned or held by the Guarantor subject to such mortgage, pledge, lien or encumbrance, whether or not the indebtedness secured thereby shall have been assumed by the Guarantor;

               (vii) obligations of the Guarantor constituting guarantees of indebtedness of or joint obligations with another or others which would be included in the preceding clauses (i), (ii), (iii), (iv), (v) or (vi) (including the Guarantor's guarantee of the principal of, premium, if any, and interest on the 3 3/4% Senior Convertible Debentures due 2000 of Thermo Instrument Systems Inc. and the 4 1/2% Senior Convertible Debentures due 2003 of Thermo Instrument Systems Inc.); and

               (viii) modifications, renewals, extensions or refundings of any of the indebtedness, leases, fees or obligations referred to in the preceding clauses (i), (ii), (iii), (iv), (v), (vi) or (vii) or debentures, notes or other evidences of indebtedness issued in exchange therefor; provided, however, that Senior Indebtedness shall not include any particular indebtedness, lease, fee or obligation, modification, renewal, extension or refunding or exchanged securities if, under the express provisions of the instrument creating or evidencing the same, or pursuant to which the same is outstanding, such indebtedness, lease, fee or obligation or such modification, renewal, extension or refunding thereof or exchanged securities are stated to be not superior in right of payment to the Guarantees.

          (b)  (i)    In the event of any insolvency or bankruptcy proceedings,
or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Guarantor or to its creditors as such, or to its property, or in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Guarantor, or in the event of any assignment for the benefit of creditors of the Guarantor or any marshaling of assets of the Guarantor, then the holders of all Senior Indebtedness of the Guarantor shall first be entitled to receive payment in full of the principal of and premium, if any and interest, including interest thereon accruing after the commencement of any such proceeding, on all Senior Indebtedness of the Guarantor before the holders of any of the Units, shall be entitled to receive any payment on account of the obligations of the Guarantor pursuant to Section 1, and to that end the holders of Senior Indebtedness of the Guarantor shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in any such proceedings in respect to obligations of the Guarantor relating to the Redemption Rights other than securities of the Guarantor as reorganized or readjusted or securities of the Guarantor or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Section 4 with respect to the obligations of the Guarantor relating to the Redemption Rights, to the payment of all Senior Indebtedness of the Guarantor, provided that the rights of the holders of Senior Indebtedness of the Guarantor are not altered by such reorganization or readjustment. For the purposes of this Section, no consolidation, merger, conveyance or transfer made pursuant to the provisions of Section 3 shall be deemed to be a liquidation, reorganization, dissolution or other winding up of the Guarantor.

               (ii) If under the circumstances set forth in paragraph (b)(i) of this Section, and notwithstanding the provisions thereof, any payment or distribution of assets of the Guarantor of any kind, whether in cash, property, or securities (other than securities of the Guarantor as reorganized or readjusted or securities of the Guarantor or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinated, at least to the extent provided in this Section with respect to the obligations of the Guarantor relating to the Redemption Rights, to the payment of all Senior Indebtedness of the Guarantor provided that the rights of the holders of Senior Indebtedness of the Guarantor are not altered by such reorganization or readjustment) shall be received by the holders of the Units in respect of the obligations of the Guarantor before the principal of (and premium, if any) and interest on all Senior Indebtedness of the Guarantor is paid in full, such payment or distribution shall be paid over to the holders of Senior Indebtedness of the Guarantor, ratably, for application to the payment of the principal of (and premium, if any) and interest on all Senior Indebtedness of the Guarantor remaining unpaid until all the principal of (and premium, if any) and interest on all Senior Indebtedness of the Guarantor shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness of the Guarantor.

               (iii) Upon any distribution of assets of the Guarantor referred to in this Section, the holders of the Units shall be entitled to rely upon any final order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, and the holders of the Units shall be entitled to rely upon a certificate of the liquidating trustee or agent or other person making any distribution to the holders of the Units for the purpose of ascertaining the persons entitled to participate in such distribution, the

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



holders of Senior Indebtedness of the Guarantor and other indebtedness of the Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section.

          (c)  (i)    Upon the maturity of any Senior Indebtedness of the
Guarantor by lapse of time, acceleration or otherwise, all principal thereof (and premium, if any) and interest due thereon, including interest thereon accruing after the commencement of any proceeding of the type referred to in paragraph (i) of Section (b) above, shall first be paid in full, or such payment duly provided for in cash, before any payment, directly or indirectly, is made on account of the obligations of the Guarantor relating to the Redemption Rights.

               (ii) Upon the happening of an event of default with respect to any Senior Indebtedness of the Guarantor, as defined therein or in the instrument under which it is outstanding, permitting the holders to accelerate the maturity thereof, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Guarantor, directly or indirectly, on account of the obligations of the Guarantor relating to the Redemption Rights.

          (d) In case cash, securities or other property otherwise payable or deliverable to the holders of the Units on account of the Guarantee shall have been applied, pursuant to Section (b) or (c), to the payment of Senior Indebtedness of the Guarantor, then, upon the payment in full of the principal of (and premium, if any) and interest on all Senior Indebtedness of the Guarantor, the holders of the Units shall be subrogated to any rights of any holders of Senior Indebtedness of the Guarantor, to receive any further payments or distributions applicable to Senior Indebtedness of the Guarantor until the obligation of the Guarantor in respect of this Guarantee shall have been discharged in full, and such payments or distributions received by the holders of the Units by reason of such subrogation, of cash, securities or other property that otherwise would be paid or distributed to the holders of Senior Indebtedness of the Guarantor, shall, as between the Guarantor and its creditors other than the holders of Senior Indebtedness of the Guarantor, on the one hand, and the holders of the Units on account of this Guarantee, on the other hand, be deemed to be a payment by the Guarantor on account of Senior Indebtedness of the Guarantor and not on account of the Redemption Rights.

          (e) No present or future holder of any Senior Indebtedness of the Guarantor shall be prejudiced in any way in the right to enforce the subordination of this Guarantee by any act or failure to act on the part of the Guarantor. The provisions of this Section 4 are solely for the purpose of defining the relative rights of the holders of Senior Indebtedness of the Guarantor, on the one hand, and the holders of the Units on account of this Guarantee, on the other hand, against the Guarantor and its assets, and nothing contained in this Section 4 shall impair, as between the Guarantor and the holder of any Units, the obligation of the Guarantor, which is unconditional and absolute, to perform in accordance with the terms of this Guarantee or prevent the holder of any Units, upon default hereunder or under the terms of the Units, from exercising all rights, powers and remedies otherwise provided herein or therein or by applicable law, all subject to the rights of the holders of Senior Indebtedness of the Guarantor under this Section 4 to receive cash, property or securities otherwise payable or deliverable to the holders of the Units on account of this Guarantee.

          (f) Nothing contained in this Section 4 shall prevent at any time, except under the conditions described in Section 4(b) and (c) hereof or during the pendency of any dissolution, winding up, liquidation or reorganization proceedings therein referred to, the Guarantor from performing its obligations under this Guarantee.

     5. The Guarantor shall be subrogated to all rights of the holders of the Units against ThermoLase in respect of any amounts paid by the Guarantor pursuant to the provisions of this Guarantee to the end that the Guarantor shall be entitled to receive the shares of ThermoLase Common Stock as to which it makes payments in respect of ThermoLase's redemption obligations hereunder.

     6. This Guarantee shall be governed by and construed in accordance with the laws of Commonwealth of Massachusetts.

     7. The Guarantor hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Guarantee and to constitute the same a valid obligation of the Guarantor have been done and performed and have happened in due compliance with all applicable laws.

     8. By his acceptance hereof, each Holder acknowledges and agrees that this Guarantee supersedes any and all prior guarantees by Guarantor to such Holder with respect to any redemption obligations of ThermoLase as to its Common Stock.

     9. The Holder shall at all times be a beneficiary under, and shall be entitled to enforce, that certain Guarantee Agreement dated as of ___________, 1997 by and between the Guarantor and ThermoLase. A copy of such Guarantee Agreement will be provided to the Holder, without charge, upon written request to the Guarantor.

     WITNESS the facsimile seal of the Guarantor and the facsimile signatures of its duly authorized officers.

Dated:  ________________, 1997


/s/ Sandra L. Lambert                             /s/ George N. Hatsopoulos
---------------------                             -------------------------
Secretary                       [Seal]            Chairman and Chief
                                                  Executive Officer

                                  EXERCISE FORM


     The undersigned hereby irrevocably exercises _________ of the Redemption Rights represented by this Certificate and hereby surrenders to the Corporation an equal number of Shares represented by this Certificate, and requests that the consideration to be received by the undersigned upon such exercise be issued in the name of:

________________________________________________________________________________
          (Please Print Name, Address and Taxpayer Identification No.)

     If the number of Units represented by this Certificate is greater than the number of Redemption Rights exercised, the undersigned requests that a new stock certificate for the balance of the Shares of Common Stock remaining be registered in the name of the undersigned Holder as indicated below and delivered to the address stated below.

Date: _________________, ____.

Name of Holder: ________________________________________________________________
                                 (Please Print)

Address: _______________________________________________________________________

         _______________________________________________________________________

Signature: _____________________________________________________________________

Taxpayer Identification No.: ___________________________________________________


NOTE: The above signature must correspond with the name as written upon the face of this Certificate in every particular, without alteration or enlargement or any change whatever.

                                   ASSIGNMENT

      (TO BE SIGNED BY THE REGISTERED HOLDER ONLY UPON ASSIGNMENT OF UNITS)

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF
ASSIGNEE:

________________________________________________________________________________

________________________________________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
          (Name and Address of Assignee Must be Printed or Typewritten)

____________________________________________________________  Units, represented by this Certificate, and hereby irrevocably constitutes and appoints __________________________ attorney to transfer said Units on the books of the Corporation, with full power of substitution in the premises.

Date: ___________, _____


                                            ____________________________________
                                               Signature of Registered Holder


                                            The above signature must correspond
                                            with the name as written upon the
                                            face of this Certificate in every
                                            particular, without alteration or
                                            enlargement or any change whatever.